Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the “Third Amendment”) between KB Building, LLC, an Illinois limited liability company (“Landlord”), and Manitex International, Inc., a Michigan corporation (“Tenant”), is dated December 31, 2020.

Background:

A.    Landlord and Tenant entered into that certain Lease (the “Original Lease”) dated May 26, 2010 for the land and improvements commonly known as 9725 South Industrial Drive, Bridgeview, Illinois (the “Premises”).

B.    On June 6, 2014, Landlord and Tenant entered into a Lease Amendment (the “First Amendment”) that extended the term of the Lease to May 31, 2020.

C.    On October 3, 2018, Landlord and Tenant entered into a Lease Amendment (the “Second Amendment”) that extended the term of the Lease to May 31, 2025 (the “Prior Expiration Date”).

D.    Landlord and Tenant now desire to extend the term of the Original Lease and to amend the Original Lease on the terms, provisions, and conditions set forth in this Third Amendment. The Original Lease, as amended by the First Amendment and the Second Amendment, is referred to in this Third Amendment as the “Lease.”

Agreements:

In consideration of the agreements contained in this Third Amendment and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

1.    Capitalized Terms. Capitalized terms not otherwise defined in this Third Amendment have the meanings given to them in the Original Lease.

2.    Extension of Term. The term of the Lease is extended from the Prior Expiration Date to expire on May 31, 2027, unless sooner terminated in accordance with its terms. Accordingly, for all purposes under the Lease, the Expiration Date shall be May 31, 2027.

3.    Options to Extend. Section 27.01 of the Original Lease (as amended by Section 2 of the First Amendment and Section 2 of the Second Amendment) is replaced with the following:

Tenant shall have the option to extend the term of this Lease for two additional five-year periods, the first such extension period beginning on the June 1, 2027. The second such extension period begins on June 1, 2032. Notwithstanding the foregoing, however, Tenant shall not be entitled to so extend the Term of the Lease if Tenant is in default under this Lease at the time for exercise of any such extension beyond applicable notice and cure periods provided herein. The options to extend the Term granted to Tenant shall be automatic for each successive Extension Term, and each successive Extension Term shall commence automatically upon the expiration of the then current Term unless Tenant gives written notice to Landlord, not less than six (6) months prior to the Expiration Date that it wishes not to extend the term beyond the then current Expiration Date.

4.    Minimum Rent. The parties acknowledge and agree that (a) the current annual minimum net rent is $276,156, (b) annual minimum net rent shall be adjusted each June 1st in accordance with Section 3.01(b) of the Original Lease, and (c) the payment of rent is an independent covenant under the Lease.

5.    Insurance.

(a)    Section 9.01 is amended by (1) adding the phrase “and additional loss payee, as its interests may appear” after the phrase “additional insured” and (2) deleting “$25,000” in the second sentence and inserting “$100,000” in its place.

(b)    The second paragraph of Section 9.02 is amended as follows: (1) the phrase “or a claims made basis” is deleted from subclause 9.02(i), (2) the phrase “and contractual liability coverage insuring the obligations assumed by Tenant under this Lease (with the personal injury contractual liability exclusion deleted)” is added to the end of subclause 9.02(iii), and (3) deleting “$50,000” in the second sentence and inserting “$500,000” in its place.

(c)    Section 9.04 is amended by replacing the phrase “loss of rents” with “business interruption”.

6.    Casualty Loss.

(a)    10.02 is amended by adding the following to the end: “except that there shall be no abatement to the extent that rent is or would be reimbursable by the business interruption insurance that Tenant is required to carry under this Lease.”

(b)    Section 10.03 is amended by deleting the last sentence and replacing it with the following: “If Tenant terminates this Lease in accordance with this Section 10.03, Landlord shall be entitled to the insurance proceeds, excluding proceeds attributable to Tenants property, which shall be paid by Tenant or the insurance company or companies directly to Landlord immediately after the Lease is terminated, and shall belong to, and be the sole property of, Landlord. Also, immediately after this Lease is terminated, Tenant shall also pay to Landlord Tenant’s deductible on all applicable insurance policies.”

7.    Quiet Enjoyment. Section 13 is amended by adding the following to the end: “without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.”

8.    Fixtures and Equipment. Despite anything to the contrary contained in Section 20 of the Lease, all overhead cranes located at the Premises on the date of this Third Amendment, and not installed by Tenant after the date of this Amendment, shall (a) become and remain a part of the Premises, (b) be the property of Landlord without compensation or credit to Tenant and shall not be part of Tenant’s Personal Property, and (c) shall not be removed by Tenant at the end of the Term.

9.    Holdover. Subclauses (a) and (b) of Section 23.01 are replaced with the following: “(a) Tenant shall be a tenant at sufferance; (b) in addition to all other damages and remedies to which Landlord may be entitled for Tenant’s holding over, and (b) Tenant shall pay, in addition to the other amounts owned under this Lease, 150% of the minimum net rent payable during the last month of the Term.”

10.    No Purchase Rights or Rights of Refusal. Section 28 of the Lease is deleted. Tenant shall have no right or option to purchase the Premises.

11.    Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THE LEASE, INCLUDING THIS THIRD AMENDMENT, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THE LEASE, INCLUDING THIS THIRD AMENDMENT, OR THE TRANSACTIONS RELATED TO THE LEASE, INCLUDING THIS THIRD AMENDMENT.

12.    Effects of Amendments; Entire Agreement. Except to the extent amended or modified by this Third Amendment, all other terms, conditions, and provisions of the Lease are, and shall remain, in full force and effect and are ratified and confirmed. This Third Amendment, together with the Lease, sets forth the entire agreement between the parties with respect to the subject matter set forth in the Lease and may not be modified, amended, or altered except by subsequent written agreement between the parties. There have been no additional oral or written representations or agreements. If any provision of this Third Amendment shall be held invalid or unenforceable, that provision shall be severable from, and the invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Third Amendment. In case of any inconsistency between the provisions of the Original Lease and this Third Amendment, the provisions of this Third Amendment shall govern and control.

13.    Successors and Assigns. Except as otherwise provided in the Lease, the terms and provisions of this Third Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

14.    Authority. Each party represents to the other that it, and the person signing this Amendment on its behalf, has full right, power, and authority to execute this Third Amendment.

15.    Applicable Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to its choice of law principles.

16.    Counterparts; Electronic Signatures. This Third Amendment may be executed in one or more counterparts, each of which taken together shall constitute one original document. A counterpart of this Third Amendment transmitted by facsimile, email, or other electronic means will, if it is executed, be deemed in all respects to be an original document, and any facsimile, email, other electronic signature shall be deemed an original signature and shall have the same binding legal effect as an original executed counterpart of this Third Amendment.

[The signature page follows]

Signed:

LANDLORD:

KB Building, LLC, an Illinois limited liability company

By:	/s/ David J. Langevin
Name:	David J. Langevin
Title:	Manager

TENANT:

Manitex, International Inc., a Michigan corporation

By:	/s/ Steven K. Kiefer
Name:	Steven K. Kiefer
Title:	President